Exhibit 99.1

PRESS RELEASE

3/25/15

FTC Approves Carlisle’s Purchase of the Liquid Finishing Business Assets from Graco

CHARLOTTE, NORTH CAROLINA, March 25, 2015 - Carlisle Companies Incorporated (NYSE:CSL) has received notification that the United States Federal Trade Commission has approved Carlisle’s purchase from Graco Inc. (NYSE:GGG) and its subsidiary Finishing Brands Holdings, Inc. their held separate liquid finishing business assets (“Liquid Finishing Brands”), pursuant to the previously announced purchase agreement with Graco for $590 million in an all-cash transaction. The closing of the acquisition is expected to occur on or about April 1, 2015, subject to satisfaction or waiver of remaining closing conditions.

With annual sales of approximately $275 million, Liquid Finishing Brands is a global manufacturer and supplier of finishing equipment and systems serving diverse end markets for paints and coatings, including OE automotive, automotive refinishing, aerospace, agriculture, construction, marine, rail and other industrial applications. The business operates from 26 locations in seven countries. Liquid Finishing Brands manufactures and sells products under the well-known brand names of Binks®, DeVilbiss®, Ransburg® and BGK.

The transaction is expected to be accretive to Carlisle in the first year. Carlisle will include Liquid Finishing Brands in a new industry segment named Carlisle Fluid Technologies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast” and similar expressions, and reflect our expectations concerning the future.  It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful integration and identification of our strategic acquisitions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations.  Further, any conflict in the international arena may adversely affect general market conditions and our future performance.  We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release.  We undertake no obligation to update any forward-looking statement.

About Carlisle Companies

Carlisle Companies Incorporated is a global diversified company that designs, manufactures and markets a wide range of products that serve a broad range of niche markets including commercial roofing, energy, agriculture, mining, construction, aerospace and defense electronics, medical technology, foodservice, healthcare and sanitary maintenance. Through our group of decentralized operating companies led by entrepreneurial management teams, we bring innovative product solutions to solve the challenges facing our customers. Our worldwide team of employees, who generated $3.2 billion in net sales in 2014, is focused on continuously improving the value of the Carlisle brand by developing the best products, ensuring the highest quality and providing unequaled customer service in the many industries we serve. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Steven J. Ford
Vice President & Chief Financial Officer
Carlisle Companies Incorporated
(704) 501-1100
http://www.carlisle.com